Exhibit 99.1

10990 Roe Avenue Overland Park, KS 66211 Phone 913 696 6100 Fax 913 696 6116 News Release

YRC Worldwide Reports Fourth Quarter and Full-Year Results for 2015

Full-year 2015 Adjusted EBITDA increased to $333.3 million, a 36% improvement compared to 2014

Operating Income for Full-Year 2015 more than doubled to $93.0 million, even after a $28.7 million settlement charge

OVERLAND PARK, Kan., February 4, 2016 – YRC Worldwide Inc. (NASDAQ: YRCW) reported consolidated operating revenue for the fourth quarter 2015 of $1.143 billion with a consolidated operating loss of $15.3 million, which included a non-union pension settlement charge of $28.7 million and a $0.4 million loss on property disposals. As a comparison, the company reported consolidated operating revenue of $1.218 billion for the fourth quarter 2014 with consolidated operating income of $31.2 million, which included a $5.8 million gain on property disposals.

Consolidated operating revenue for the year ended December 31, 2015 was $4.832 billion with consolidated operating income of $93.0 million, which included a $1.9 million loss on property disposals and the settlement charge referenced above. This compares to full-year 2014 consolidated operating revenue of $5.069 billion with consolidated operating income of $45.5 million, which included an $11.9 million gain on property disposals.

The fourth quarter 2015 settlement charge was the result of an increase in lump sum benefit payments under YRC Freight’s non-union pension plans. As part of the company’s long-term strategy to continue derisking its balance sheet, YRC Freight amended its domestic pension plans and offered a voluntary lump sum payment option in an effort to reduce its long-term pension obligations and ongoing annual expense. The lump sum benefit payments were funded from existing pension plan assets and thus did not impact the company’s cash balance nor liquidity. The settlement charge is a non-cash expense and is classified in YRC Freight’s salaries, wages and employee benefits in the accompanying statements of consolidated comprehensive income (loss). However, per the terms of the company’s Term Loan Agreement, it is excluded when calculating Adjusted EBITDA.

Financial Highlights

•	On a non-GAAP basis, Adjusted EBITDA for full-year 2015 increased to $333.3 million, an improvement of $88.8 million from the $244.5 million reported in 2014 (as detailed in the reconciliation below). Adjusted EBITDA for the fourth quarter 2015 was $66.0 million compared to $77.0 million in 2014.

•	Full-year 2015 operating income more than doubled to $93.0 million from $45.5 million in 2014. The company reported a fourth quarter 2015 operating loss of $15.3 million compared to operating income of $31.2 million in 2014. The fourth quarter 2015 results were impacted by the $28.7 million non-union pension settlement charge.

•	Improved yield from continued pricing discipline contributed to an operating ratio of 98.1 for full-year 2015 on a consolidated basis. YRC Freight improved its full-year 2015 operating ratio to 99.4 even after including the impact of the non-union pension settlement charge. Excluding the non-union pension settlement charge, YRC Freight’s adjusted operating ratio is 98.5. For 2015, the Regional segment reported an operating ratio of 95.2.

•	Eligible union employees at Holland, Reddaway and New Penn (the Regional carriers) will receive a profit sharing bonus equal to 1% of their 2015 W-2 earnings in conjunction with the improved operating ratio reported for 2015.

•	The total debt-to-Adjusted EBITDA ratio improved from 4.57 times just 12 months ago to 3.25 times in the fourth quarter 2015.

•	Reinvestment in the business continued in 2015 with $108.0 million in capital expenditures and new operating leases for revenue equipment that have a capital value equivalent of $131.7 million, for a total of $239.7 million. This represents a $98.1 million increase over the $141.6 million investment in 2014. The vast majority of the investment was in tractors, trailers and technology.

Operational Highlights

•	The company maintained its strategy of prioritizing freight mix, yield improvements and profitability over market share and tonnage growth.

•	Fourth quarter 2015 tonnage per day decreased 6.8% at YRC Freight and 2.6% at the Regional segment compared to the fourth quarter 2014.

•	For the full-year 2015, tonnage per day decreased 5.8% at YRC Freight and 1.9% at the Regional segment compared to 2014.

•	At YRC Freight, excluding fuel surcharge, fourth quarter 2015 revenue per shipment increased 4.4% and revenue per hundredweight increased by 4.2% when compared to the same period in 2014. Including fuel surcharge, revenue per shipment decreased 1.5% and revenue per hundredweight decreased 1.6%.

•	Excluding fuel surcharge, full-year 2015 revenue per shipment increased 7.7% at YRC Freight and revenue per hundredweight increased by 6.1% when compared to 2014. Including fuel surcharge, revenue per shipment increased 1.7% and revenue per hundredweight increased 0.3%.

•	At the Regional segment, excluding fuel surcharge, fourth quarter 2015 revenue per shipment increased 3.4% and revenue per hundredweight increased by 3.3% compared 2014. Including fuel surcharge, revenue per shipment decreased 2.0% and revenue per hundredweight decreased 2.2%.

•	Excluding fuel surcharge, full-year 2015 revenue per shipment increased 5.6% at the Regional segment and revenue per hundredweight increased by 4.6% compared to 2014. Including fuel surcharge, revenue per shipment increased 0.2% and revenue per hundredweight decreased 0.7%.

•	Workers’ compensation expense decreased by $20.8 million in 2015 when compared to 2014 due to decreased claim frequency driven by safety initiatives and favorable development of prior year claims. The fourth quarter 2015 expense decreased $5.9 million compared to the fourth quarter of 2014.

Liquidity Update

•	At December 31, 2015, the company had cash, cash equivalents and Managed Accessibility under its ABL facility totaling $209.3 million. For comparison, as of December 31, 2014, cash and cash equivalents and amounts able to be drawn totaled $198.2 million.

•	For the full-year 2015, cash provided by operating activities was $140.8 million as compared to cash provided by operating activities of $28.5 million in 2014, an improvement of $112.3 million.

“In 2015, we successfully executed our strategy of improving price, freight mix and profitability over volume and market share while lowering our consolidated operating ratio to 98.1,” said James Welch, chief executive officer of YRC Worldwide. “Despite the challenges of decreasing fuel surcharge revenue and a flattening economy in the second half of the year, our full-year operating income more than doubled prior year results even after the impact of a non-cash pension settlement charge” stated Welch.

Welch continued, “For the year, our capital expenditures combined with the capital equivalent value of new operating leases for revenue equipment increased to 5.0% of consolidated revenue. We expect continued investments in safety, revenue equipment and technology to enhance operational efficiencies today and into the foreseeable future. We were able to invest back into the business and still improve our liquidity during the year, but we could not have made these investments nor achieved these results without our employees, and I am extremely proud of their support and hard work. Hard work matters, and in this case, so do results, and I am proud of our employees that drove the improved operating performance at the Regional segment and will receive the profit sharing bonus. This bonus not only solidifies our commitment to reward our employees when they perform but also illustrates the fact that the better they perform, the better the company performs, the more they can make.

“We would obviously like for the freight environment to be better and improve throughout 2016. We will stay the course and remain focused on providing our customers excellent service, improving our freight mix and profitability which we believe ultimately drives long-term shareholder value,” concluded Welch.

Key Segment Information – fourth quarter 2015 compared to the fourth quarter of 2014

YRC Freight	2015	2014	Percent Change
Workdays	61.5	61.5
Operating revenue (in millions)	$733.7	$795.5	(7.8)%
Operating income (in millions)	$(21.4)	$24.5	NM(a)
Operating ratio	102.9	96.9	(6.0)pp
Total tonnage per day (in thousands)	24.46	26.25	(6.8)%
Total shipments per day (in thousands)	40.92	43.96	(6.9)%
Revenue per hundredweight incl FSC	$23.91	$24.30	(1.6)%
Revenue per hundredweight excl FSC	$21.48	$20.61	4.2%
Revenue per shipment incl FSC	$286	$290	(1.5)%
Revenue per shipment excl FSC	$257	$246	4.4%
Total weight/shipment (in pounds)	1,196	1,194	0.1%

(a)	Not Meaningful

Regional Transportation	2015	2014	Percent Change
Workdays	59.5	58.5
Operating revenue (in millions)	$409.2	$422.2	(3.1)%
Operating income (in millions)	$9.5	$10.6	(10.4)%
Operating ratio	97.7	97.5	(0.2)pp
Total tonnage per day (in thousands)	29.80	30.61	(2.6)%
Total shipments per day (in thousands)	40.54	41.69	(2.8)%
Revenue per hundredweight incl FSC	$11.54	$11.79	(2.2)%
Revenue per hundredweight excl FSC	$10.41	$10.08	3.3%
Revenue per shipment incl FSC	$170	$173	(2.0)%
Revenue per shipment excl FSC	$153	$148	3.4%
Total weight/shipment (in pounds)	1,470	1,468	0.1%

Key Segment Information – full-year 2015 compared to full-year 2014

YRC Freight	2015	2014	Percent Change
Workdays	251.5	252.0
Operating revenue (in millions)	$3,055.7	$3,237.4	(5.6)%
Operating income (in millions)	$18.0	$0.5	NM(a)
Operating ratio	99.4	100.0	0.6pp
Total tonnage per day (in thousands)	25.43	27.01	(5.8)%
Total shipments per day (in thousands)	42.35	45.64	(7.2)%
Revenue per hundredweight incl FSC	$23.71	$23.65	0.3%
Revenue per hundredweight excl FSC	$21.01	$19.80	6.1%
Revenue per shipment incl FSC	$285	$280	1.7%
Revenue per shipment excl FSC	$252	$234	7.7%
Total weight/shipment (in pounds)	1,201	1,184	1.5%

(a)	Not Meaningful

Regional Transportation	2015	2014	Percent Change
Workdays	251.0	252.0
Operating revenue (in millions)	$1,776.9	$1,831.4	(3.0)%
Operating income (in millions)	$85.4	$66.1	29.2%
Operating ratio	95.2	96.4	1.2pp
Total tonnage per day (in thousands)	30.76	31.37	(1.9)%
Total shipments per day (in thousands)	41.43	42.64	(2.8)%
Revenue per hundredweight incl FSC	$11.51	$11.59	(0.7)%
Revenue per hundredweight excl FSC	$10.25	$9.80	4.6%
Revenue per shipment incl FSC	$171	$171	0.2%
Revenue per shipment excl FSC	$152	$144	5.6%
Total weight/shipment (in pounds)	1,485	1,472	0.8%

Review of Financial Results

YRC Worldwide Inc. will host a conference call with the investment community today, Thursday, February 4, 2016, beginning at 4:30 p.m. ET, 3:30 p.m. CT. The call will be available to listeners as a live webcast and as a replay via the YRC Worldwide website yrcw.com.

Non-GAAP Financial Measures

EBITDA is a non-GAAP measure that reflects the company’s earnings before interest, taxes, depreciation, and amortization expense. Adjusted EBITDA (defined in our credit facilities as Consolidated EBITDA) is a non-GAAP measure that reflects the company’s earnings before interest, taxes, depreciation, and amortization expense, and further adjusted for letter of credit fees, equity-based compensation expense, net gains or losses on property disposals, restructuring professional fees, nonrecurring consulting fees, expenses associated with certain lump sum payments to our IBT employees and results of permitted dispositions and discontinued operations among other items as defined in the company’s credit facilities. EBITDA and Adjusted EBITDA are used for internal management purposes as a financial measure that reflects the company’s core operating performance. In addition, management uses Adjusted EBITDA to measure compliance with financial covenants in the company’s credit facilities and to pay certain executive bonus compensation. However, these financial measures should not be construed as better measurements than net income or earnings per share, as defined by generally accepted accounting principles (GAAP).

Adjusted Operating Income and Adjusted Operating Ratio are non-GAAP measures that the Company believes are meaningful as they allow investors to evaluate the Company’s performance for different periods on a more comparable basis by excluding items that are not directly related to the ongoing operations of the Company. Adjusted Operating Income excludes the impact of the non-union pension settlement charge incurred as a result of the lump sum benefit payments that were paid in 2015. Adjusted Operating Ratio is calculated as 100 percent minus the result of dividing adjusted operating income by operating revenue.

EBITDA, Adjusted EBITDA, Adjusted Operating Income and Adjusted Operating Ratio have the following limitations:

•	EBITDA does not reflect the interest expense or the cash requirements necessary to service interest or fund principal payments on our outstanding debt;

•	Adjusted EBITDA does not reflect the interest expense or the cash requirements necessary to fund restructuring professional fees, nonrecurring consulting fees, letter of credit fees, service interest or principal payments on our outstanding debt or fund our lump sum payments to our IBT employees required under the ratified MOU;

•	Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will have to be replaced in the future, and EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements;

•	Equity-based compensation is an element of our long-term incentive compensation program, although Adjusted EBITDA excludes certain employee equity-based compensation expense when presenting our ongoing operating performance for a particular period;

•	Other companies in our industry may calculate Adjusted EBITDA, Adjusted Operating Income and Adjusted Operating Ratio differently than we do, limiting its usefulness as a comparative measure.

Because of these limitations, EBTIDA, Adjusted EBITDA, Adjusted Operating Income and Adjusted Operating Ratio should not be considered a substitute for performance measures calculated in accordance with GAAP. We compensate for these limitations by relying primarily on our GAAP results and using EBITDA, Adjusted EBITDA, Adjusted Operating Income and Adjusted Operating Ratio as secondary measures. The company has provided reconciliations of its non-GAAP measures, EBITDA and Adjusted EBITDA, to GAAP net income and operating income (loss) within the supplemental financial information in this release. The company has provided reconciliations of its non-GAAP measures, Adjusted Operating Income and Adjusted Operating Ratio, to GAAP operating income and operating ratio within the supplemental financial information in this release.

* * * * *

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Words such as “will,” “expect,” “intend,” “anticipate,” “believe,” “could,” “may,” “project,” “forecast,” “propose,” “plan,” “designed,” “enable,” and similar expressions which speak only as of the date the statement was made are intended to identify forward-looking statements. Forward-looking statements are inherently uncertain are based upon current beliefs, assumptions and expectations of Company management and current market conditions, and are subject to significant business, economic, competitive, regulatory and other risks, uncertainties and contingencies, known and unknown, many of which are beyond our control. Our future financial condition and results could differ materially from those predicted in such forward-looking statements because of a number of factors, including (without limitation) our ability to generate sufficient cash flows and liquidity to fund operations and satisfy our cash needs and future cash commitments, including (without limitation) our obligations related to our substantial indebtedness and lease and pension funding requirements; the success of our management team in continuing with its strategic plan and operational and productivity improvements, including (without limitation) our continued ability to meet high on-time and quality delivery performance standards, and the impact of those improvements to meet our future liquidity and profitability; our ability to finance the maintenance, acquisition and replacement of revenue equipment and other necessary capital expenditures; changes in equity and debt markets; inclement weather; price and availability of fuel; sudden changes in the cost of fuel or the index upon which we base our fuel surcharge and the effectiveness of our fuel surcharge program in protecting us against fuel price volatility; competition and competitive pressure on service and pricing; expense volatility, including (without limitation) volatility due to changes in purchased transportation service or pricing for purchased transportation; our ability to comply and the cost of compliance with federal, state, local and foreign laws and regulations, including (without limitation) laws and regulations for the protection of employee safety and health and the environment and changes in state or federal labor laws; terrorist attack; labor relations, including (without limitation) our ability to attract and retain qualified drivers, the continued support of our union employees with respect to our strategic plan, the impact of work rules, work stoppages, strikes or other disruptions, our obligations to multi-employer health, welfare and pension plans, wage requirements and employee satisfaction; the impact of claims and litigation to which we are or may become exposed; and other risks and contingencies, including (without limitation) the risk factors that are included in our reports filed with the SEC, including those described under “Risk Factors” in our annual report on Form 10-K and quarterly reports on Form 10-Q.

* * * * *

About YRC Worldwide

YRC Worldwide Inc., headquartered in Overland Park, Kan., is the holding company for a portfolio of less-than-truckload (LTL) companies including YRC Freight, YRC Reimer, Holland, Reddaway, and New Penn. Collectively, YRC Worldwide companies have one of the largest, most comprehensive LTL networks in North America with local, regional, national and international capabilities. Through their teams of experienced service professionals, YRC Worldwide companies offer industry-leading expertise in heavyweight shipments and flexible supply chain solutions, ensuring customers can ship industrial, commercial and retail goods with confidence.

Please visit our website at www.yrcw.com for more information.

Investor Contact:	Tony Carreño
913-696-6108
investor@yrcw.com

Media Contact:	Mike Kelley
916-696-6121
mike.kelley@yrcw.com

CONSOLIDATED BALANCE SHEETS

YRC Worldwide Inc. and Subsidiaries

(Amounts in millions except share and per share data)

	December 31, 2015	December 31, 2014
	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$173.8	$171.1
Restricted amounts held in escrow	58.8	28.9
Accounts receivable, net	427.4	470.5
Prepaid expenses and other	74.4	81.2

Total current assets	734.4	751.7

PROPERTY AND EQUIPMENT:
Cost	2,822.8	2,819.6
Less – accumulated depreciation	(1,885.5)	(1,825.4)

Net property and equipment	937.3	994.2

Intangibles, net	40.4	60.3
Restricted amounts held in escrow	63.4	60.2
Deferred income taxes, net	23.0	21.4
Other assets	96.1	97.2

Total assets	$1,894.6	$1,985.0

LIABILITIES AND SHAREHOLDERS’ DEFICIT
CURRENT LIABILITIES:
Accounts payable	$161.1	$172.2
Wages, vacations, and employee benefits	195.1	176.6
Deferred income taxes, net	23.0	21.4
Other current and accrued liabilities	178.4	202.2
Current maturities of long-term debt	15.9	31.1

Total current liabilities	573.5	603.5

OTHER LIABILITIES:
Long-term debt, less current portion	1,061.7	1,078.8
Deferred income taxes, net	3.7	1.5
Pension and postretirement	339.9	460.3
Claims and other liabilities	295.2	315.2
Commitments and contingencies
SHAREHOLDERS’ DEFICIT:
Preferred stock, $1 par value per share	—	—
Common stock, $0.01 par value per share	0.3	0.3
Capital surplus	2,312.6	2,290.9
Accumulated deficit	(2,239.3)	(2,240.0)
Accumulated other comprehensive loss	(360.3)	(432.8)
Treasury stock, at cost (410 shares)	(92.7)	(92.7)

Total shareholders’ deficit	(379.4)	(474.3)

Total liabilities and shareholders’ deficit	$1,894.6	$1,985.0

STATEMENTS OF CONSOLIDATED COMPREHENSIVE INCOME (LOSS)

YRC Worldwide Inc. and Subsidiaries

For the Three and Twelve Months Ended December 31

(Amounts in millions except per share data, shares in thousands)

(Unaudited)

	Three Months		Twelve Months
	2015	2014	2015	2014
OPERATING REVENUE	$1,142.7	$1,217.7	$4,832.4	$5,068.8

OPERATING EXPENSES:
Salaries, wages and employee benefits	719.6	688.9	2,868.2	2,901.2
Operating expenses and supplies	200.3	250.0	878.4	1,110.7
Purchased transportation	130.1	141.8	561.1	590.9
Depreciation and amortization	40.1	40.7	163.7	163.6
Other operating expenses	67.5	70.9	266.1	268.8
(Gains) losses on property disposals, net	0.4	(5.8)	1.9	(11.9)

Total operating expenses	1,158.0	1,186.5	4,739.4	5,023.3

OPERATING INCOME (LOSS)	(15.3)	31.2	93.0	45.5

NONOPERATING EXPENSES:
Interest expense	26.4	27.5	107.6	150.0
(Gain) loss on extinguishment of debt	—	—	0.6	(11.2)
Other, net	(2.7)	(2.8)	(10.8)	(9.5)

Nonoperating expenses, net	23.7	24.7	97.4	129.3

INCOME (LOSS) BEFORE INCOME TAXES	(39.0)	6.5	(4.4)	(83.8)
INCOME TAX (BENEFIT) EXPENSE	(15.5)	0.3	(5.1)	(16.1)

NET INCOME (LOSS)	(23.5)	6.2	0.7	(67.7)
AMORTIZATION OF BENEFICIAL CONVERSION FEATURE ON PREFERRED STOCK	—	—	—	(18.1)

NET INCOME (LOSS) ATTRIBUTABLE TO COMMON SHAREHOLDERS	$(23.5)	$6.2	$0.7	$(85.8)

NET INCOME (LOSS)	$(23.5)	$6.2	$0.7	$(67.7)
OTHER COMPREHENSIVE INCOME (LOSS), NET OF TAX	69.6	(121.7)	72.5	(117.8)

COMPREHENSIVE INCOME (LOSS) ATTRIBUTABLE TO YRC WORLDWIDE INC.	$46.1	$(115.5)	$73.2	$(185.5)

AVERAGE COMMON SHARES OUTSTANDING-BASIC	32,134	30,659	31,736	28,592
AVERAGE COMMON SHARES OUTSTANDING-DILUTED	32,134	31,974	32,592	28,592
EARNINGS (LOSS) PER SHARE – BASIC	$(0.73)	$0.20	$0.02	$(3.00)
EARNINGS (LOSS) PER SHARE – DILUTED	$(0.73)	$0.16	$0.02	$(3.00)

STATEMENTS OF CONSOLIDATED CASH FLOWS

YRC Worldwide Inc. and Subsidiaries

For the Twelve Months Ended December 31

(Amounts in millions)

(unaudited)

	2015	2014
OPERATING ACTIVITIES:
Net income (loss)	$0.7	$(67.7)
Noncash items included in net income (loss):
Depreciation and amortization	163.7	163.6
Paid-in-kind interest on Series A Notes and Series B Notes	0.4	14.3
Amortization of deferred debt costs	6.3	8.5
Amortization of premiums and discounts on debt	2.1	27.5
Noncash equity based compensation and employee benefits expense	24.4	26.6
Non-union pension settlement charge	28.7	—
Deferred income tax benefit, net	(9.8)	(0.2)
(Gains) losses on property disposals, net	1.9	(11.9)
(Gain) loss on extinguishment of debt	0.6	(11.2)
Other noncash items, net	(9.0)	(5.9)
Changes in assets and liabilities, net:
Accounts receivable	40.7	(11.1)
Accounts payable	(11.1)	(5.7)
Other operating assets	(6.1)	0.3
Other operating liabilities	(92.7)	(98.6)

Net cash provided by operating activities	140.8	28.5

INVESTING ACTIVITIES:
Acquisition of property and equipment	(108.0)	(69.2)
Proceeds from disposal of property and equipment	17.5	20.8
Restricted escrow receipts	41.9	90.7
Restricted escrow deposits	(75.0)	(89.1)
Other, net	2.2	5.2

Net cash used in investing activities	(121.4)	(41.6)

FINANCING ACTIVITIES:
Issuance of long-term debt	—	696.8
Repayment of long-term debt	(16.7)	(892.7)
Debt issuance costs	—	(29.1)
Equity issuance costs	—	(17.1)
Equity issuance proceeds	—	250.0

Net cash provided by (used in) financing activities	(16.7)	7.9

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	2.7	(5.2)
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	171.1	176.3

CASH AND CASH EQUIVALENTS, END OF PERIOD	$173.8	$171.1

SUPPLEMENTAL CASH FLOW INFORMATION
Interest paid	$(104.5)	$(129.1)
Letter of credit fees paid	(8.8)	(8.7)
Income tax refund (payment)	(6.2)	16.1
Debt redeemed for equity consideration	17.9	51.8

SUPPLEMENTAL FINANCIAL INFORMATION

YRC Worldwide Inc. and Subsidiaries

For the Three and Twelve Months Ended December 31

(Amounts in millions)

(Unaudited)

SEGMENT INFORMATION

	Three Months			Twelve Months
	2015	2014	%	2015	2014	%
Operating revenue:
YRC Freight	$733.7	$795.5	(7.8)	$3,055.7	$3,237.4	(5.6)
Regional Transportation	409.2	422.2	(3.1)	1,776.9	1,831.4	(3.0)
Other, net of eliminations	(0.2)	—		(0.2)	—

Consolidated	1,142.7	1,217.7	(6.2)	4,832.4	5,068.8	(4.7)
Operating income (loss):
YRC Freight	(21.4)	24.5		18.0	0.5
Regional Transportation	9.5	10.6		85.4	66.1
Corporate and other	(3.4)	(3.9)		(10.4)	(21.1)

Consolidated	$(15.3)	$31.2		$93.0	$45.5
Operating ratio:
YRC Freight	102.9%	96.9%		99.4%	100.0%
Regional Transportation	97.7%	97.5%		95.2%	96.4%
Consolidated	101.3%	97.4%		98.1%	99.1%
Adjusted operating income:
Consolidated
Operating income (loss) as reported	$(15.3)	$31.2		$93.0	$45.5
Non-union pension settlement charge	28.7	—		28.7	—

Adjusted operating income	13.4	31.2		121.7	45.5
YRC Freight
Operating income (loss) as reported	(21.4)	24.5		18.0	0.5
Non-union pension settlement charge	28.7	—		28.7	—

Adjusted operating income	$7.3	$24.5		$46.7	$0.5
Adjusted operating ratio:
Consolidated	98.8%	97.4%		97.5%	99.1%
YRC Freight	99.0%	96.9%		98.5%	100.0%

Operating ratio is calculated as (i) 100 percent (ii) minus the result of dividing operating income by operating revenue or (iii) plus the result of dividing operating loss by operating revenue, and expressed as a percentage.

Adjusted operating ratio is calculated as (i) 100 percent (ii) minus the result of dividing adjusted operating income by operating revenue or (iii) plus the result of dividing adjusted operating loss by operating revenue, and expressed as a percentage. Adjusted operating income excludes the effect of the non-union pension settlement charge.

SUPPLEMENTAL INFORMATION

As of December 31, 2015	Par Value	Discount	Book Value
Term Loan	$686.0	$(4.3)	$681.7
ABL Facility (a)	—	—	—
Secured Second A&R CDA	44.7	—	44.7
Unsecured Second A&R CDA	73.2	—	73.2
Lease financing obligations	278.0	—	278.0

Total debt	$1,081.9	$(4.3)	$1,077.6

As of December 31, 2014	Par Value	Discount	Book Value
Term Loan	$693.0	$(5.7)	$687.3
ABL Facility (b)	—	—	—
Series B Notes	17.7	(0.6)	17.1
Secured Second A&R CDA	47.0	—	47.0
Unsecured Second A&R CDA	73.2	—	73.2
Lease financing obligations	285.1	—	285.1
Other	0.2	—	0.2

Total debt	$1,116.2	$(6.3)	$1,109.9

Our total leverage ratio for the four consecutive fiscal quarters ended December 31, 2015 was 3.25 to 1.00.

(a)	ABL Facility capacity $450.0M; borrowing base $441.7M; maximum availability $79.7M; Managed Accessibility $35.5M. Managed Accessibility is defined as maximum availability less the lower of 10% of the borrowing base or 10% of the collateral line cap.
(b)	ABL Facility capacity $450.0M; borrowing base $445.5M; maximum availability $71.2M; amount able to be drawn $27.1M

SUPPLEMENTAL FINANCIAL INFORMATION

YRC Worldwide Inc. and Subsidiaries

For the Three and Twelve Months Ended December 31

(Amounts in millions)

(Unaudited)

	Three Months		Twelve Months
	2015	2014	2015	2014
Reconciliation of net income (loss) to Adjusted EBITDA:
Net income (loss)	$(23.5)	$6.2	$0.7	$(67.7)
Interest expense, net	26.2	27.3	107.1	149.5
Income tax expense (benefit)	(15.5)	0.3	(5.1)	(16.1)
Depreciation and amortization	40.1	40.7	163.7	163.6

EBITDA	27.3	74.5	266.4	229.3
Adjustments for Term Loan Agreement:
(Gains) losses on property disposals, net	0.4	(5.8)	1.9	(11.9)
Letter of credit expense	2.2	2.3	8.8	12.1
Restructuring professional fees	—	—	0.2	4.2
Nonrecurring consulting fees	—	—	5.1	—
Permitted dispositions and other	0.1	—	0.4	1.8
Equity based compensation expense	2.0	3.2	8.5	14.3
Amortization of ratification bonus	4.5	5.2	18.9	15.6
(Gain) loss on extinguishment of debt	—	—	0.6	(11.2)
Non-union pension settlement charge	28.7	—	28.7	—
Other, net (a)	0.8	(2.4)	(6.2)	(9.7)

Adjusted EBITDA	$66.0	$77.0	$333.3	$244.5

(a)	As required under our Term Loan Agreement, other, net, shown above consists of the impact of certain items to be included in Adjusted EBITDA.

	Three Months		Twelve Months
Adjusted EBITDA by segment:	2015	2014	2015	2014
YRC Freight	$36.8	$44.0	$167.2	$99.8
Regional Transportation	30.2	33.2	165.9	144.4
Corporate and other	(1.0)	(0.2)	0.2	0.3

Adjusted EBITDA	$66.0	$77.0	$333.3	$244.5

SUPPLEMENTAL FINANCIAL INFORMATION

YRC Worldwide Inc. and Subsidiaries

For the Three and Twelve Months Ended December 31

(Amounts in millions)

(Unaudited)

	Three Months		Twelve Months
YRC Freight segment	2015	2014	2015	2014
Reconciliation of operating income (loss) to Adjusted EBITDA:
Operating income (loss)	$(21.4)	$24.5	$18.0	$0.5
Depreciation and amortization	22.6	23.8	93.1	98.0
(Gains) losses on property disposals, net	0.2	(9.1)	1.9	(15.9)
Letter of credit expense	1.5	1.5	6.1	8.3
Nonrecurring consulting fees	—	—	5.1	—
Amortization of ratification bonus	2.9	3.3	12.2	10.0
Non-union pension settlement charge	28.7	—	28.7	—
Other, net (a)	2.3	—	2.1	(1.1)

Adjusted EBITDA	$36.8	$44.0	$167.2	$99.8

(a)	As required under our Term Loan Agreement, other, net, shown above consists of the impact of certain items to be included in Adjusted EBITDA.

	Three Months		Twelve Months
Regional Transportation segment	2015	2014	2015	2014
Reconciliation of operating income to Adjusted EBITDA:
Operating income	$9.5	$10.6	$85.4	$66.1
Depreciation and amortization	17.5	16.8	70.7	65.8
Losses on property disposals, net	0.2	3.3	0.2	4.0
Letter of credit expense	0.6	0.6	2.1	2.9
Amortization of ratification bonus	1.6	1.9	6.7	5.6
Other, net (a)	0.8	—	0.8	—

Adjusted EBITDA	$30.2	$33.2	$165.9	$144.4

(a)	As required under our Term Loan Agreement, other, net, shown above consists of the impact of certain items to be included in Adjusted EBITDA.

	Three Months		Twelve Months
Corporate and other segment	2015	2014	2015	2014
Reconciliation of operating loss to Adjusted EBITDA:
Operating loss	$(3.4)	$(3.9)	$(10.4)	$(21.1)
Depreciation and amortization	—	0.1	(0.1)	(0.2)
Gains on property disposals, net	—	—	(0.2)	—
Letter of credit expense	0.1	0.2	0.6	0.9
Restructuring professional fees	—	—	0.2	4.2
Permitted dispositions and other	0.1	—	0.4	1.8
Equity based compensation expense	2.0	3.2	8.5	14.3
Other, net (a)	0.2	0.2	1.2	0.4

Adjusted EBITDA	$(1.0)	$(0.2)	$0.2	$0.3

(a)	As required under our Term Loan Agreement, other, net, shown above consists of the impact of certain items to be included in Adjusted EBITDA.

YRC Worldwide Inc.

Segment Statistics

Quarterly Comparison

	YRC Freight
	4Q15	4Q14	3Q15	Y/Y % (b)	Sequential % (b)
Workdays	61.5	61.5	64.0
Total picked up revenue (in millions) (a)	$719.5	$784.4	$784.4	(8.3)	(8.3)
Total tonnage (in thousands)	1,504	1,614	1,641	(6.8)	(8.3)
Total tonnage per day (in thousands)	24.46	26.25	25.64	(6.8)	(4.6)
Total shipments (in thousands)	2,517	2,703	2,740	(6.9)	(8.2)
Total shipments per day (in thousands)	40.92	43.96	42.82	(6.9)	(4.4)
Total picked up revenue/cwt.	$23.91	$24.30	$23.90	(1.6)	0.1
Total picked up revenue/cwt. (excl. FSC)	$21.48	$20.61	$21.24	4.2	1.1
Total picked up revenue/shipment	$286	$290	$286	(1.5)	(0.1)
Total picked up revenue/shipment (excl. FSC)	$257	$246	$254	4.4	1.0
Total weight/shipment (in pounds)	1,196	1,194	1,198	0.1	(0.2)

(a)	Reconciliation of operating revenue to total picked up revenue (in millions):

Operating revenue	$733.7	$795.4	$789.2
Change in revenue deferral and other	(14.2)	(11.0)	(4.8)

Total picked up revenue	$719.5	$784.4	$784.4

	Regional Transportation
	4Q15	4Q14	3Q15	Y/Y % (b)	Sequential % (b)
Workdays	59.5	58.5	64.0
Total picked up revenue (in millions) (a)	$409.2	$422.4	$455.9	(3.1)	(10.2)
Total tonnage (in thousands)	1,773	1,791	1,974	(1.0)	(10.2)
Total tonnage per day (in thousands)	29.80	30.61	30.85	(2.6)	(3.4)
Total shipments (in thousands)	2,412	2,439	2,672	(1.1)	(9.7)
Total shipments per day (in thousands)	40.54	41.69	41.76	(2.8)	(2.9)
Total picked up revenue/cwt.	$11.54	$11.79	$11.55	(2.2)	(0.1)
Total picked up revenue/cwt. (excl. FSC)	$10.41	$10.08	$10.32	3.3	0.9
Total picked up revenue/shipment	$170	$173	$171	(2.0)	(0.6)
Total picked up revenue/shipment (excl. FSC)	$153	$148	$153	3.4	0.4
Total weight/shipment (in pounds)	1,470	1,468	1,478	0.1	(0.5)

(a)	Reconciliation of operating revenue to total picked up revenue (in millions):

Operating revenue	$409.2	$422.2	$455.7
Change in revenue deferral and other	0.0	0.2	0.2

Total picked up revenue	$409.2	$422.4	$455.9

(a)	Does not equal financial statement revenue due to revenue recognition adjustments between accounting periods.
(b)	Percent change based on unrounded figures and not the rounded figures presented.

YRC Worldwide Inc.

Segment Statistics

YTD Comparison

	YRC Freight
	2015	2014	Y/Y % (b)
Workdays	251.5	252.0
Total picked up revenue (in millions) (a)	$3,033.4	$3,219.6	(5.8)
Total tonnage (in thousands)	6,396	6,807	(6.0)
Total tonnage per day (in thousands)	25.43	27.01	(5.8)
Total shipments (in thousands)	10,651	11,502	(7.4)
Total shipments per day (in thousands)	42.35	45.64	(7.2)
Total picked up revenue/cwt.	$23.71	$23.65	0.3
Total picked up revenue/cwt. (excl. FSC)	$21.01	$19.80	6.1
Total picked up revenue/shipment	$285	$280	1.7
Total picked up revenue/shipment (excl. FSC)	$252	$234	7.7
Total weight/shipment (in pounds)	1,201	1,184	1.5

(a)	Reconciliation of operating revenue to total picked up revenue (in millions):

Operating revenue	$3,055.7	$3,237.4
Change in revenue deferral and other	(22.3)	(17.8)

Total picked up revenue	$3,033.4	$3,219.6

	Regional Transportation
	2015	2014	Y/Y % (b)
Workdays	251.0	252.0
Total picked up revenue (in millions) (a)	$1,777.7	$1,832.3	(3.0)
Total tonnage (in thousands)	7,721	7,906	(2.3)
Total tonnage per day (in thousands)	30.76	31.37	(1.9)
Total shipments (in thousands)	10,399	10,745	(3.2)
Total shipments per day (in thousands)	41.43	42.64	(2.8)
Total picked up revenue/cwt.	$11.51	$11.59	(0.7)
Total picked up revenue/cwt. (excl. FSC)	$10.25	$9.80	4.6
Total picked up revenue/shipment	$171	$171	0.2
Total picked up revenue/shipment (excl. FSC)	$152	$144	5.6
Total weight/shipment (in pounds)	1,485	1,472	0.8

(a)	Reconciliation of operating revenue to total picked up revenue (in millions):

Operating revenue	$1,776.9	$1,831.4
Change in revenue deferral and other	0.8	0.9

Total picked up revenue	$1,777.7	$1,832.3

(a)	Does not equal financial statement revenue due to revenue recognition adjustments between accounting periods.
(b)	Percent change based on unrounded figures and not the rounded figures presented.